Exhibit 10.35

AMENDMENT AGREEMENT NO. 2 TO
EUR 225,000,000 TERM LOAN AGREEMENT
DATED JANUARY 26, 2018

This amendment agreement (the Second Amendment Agreement) is dated February 25, 2019 and is made between:

(1)
Xylem Europe GmbH, a company incorporated under the laws of Switzerland, having its registered address at Bleicheplatz 6, 8200 Schaffhausen, Switzerland, registration number CH-287.650.247 (the Borrower);

(2)
Xylem Inc., an Indiana company incorporated under the laws of United States of America, having its registered address at 1 International Drive, Rye Brook, NY 10573, United States of America, registration number 201 105 050 0560 (the Parent Guarantor);

(3)	ING Bank, a branch of ING-DiBa AG, a company incorporated under the laws of Germany, having its registered address at Hamburger Allee 1, 60486 Frankfurt am Main (the Bank).

WHEREAS

(A)
The Borrower, the Parent Guarantor and the Bank (together the Parties) have entered into a EUR 225,000,000 term loan agreement dated January 26, 2018 as amended by the first amendment agreement dated January 25, 2019 (the Facility Agreement);

(B)	The Borrower has requested the Bank to amend the Facility Agreement.

(C)	The Parties have agreed to amend the Facility Agreement as set forth in this Second Amendment Agreement.

IT IS AGREED AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION

(a)	Words and expressions defined in the Facility Agreement shall, unless the context otherwise requires, have the same meaning when used herein.

(b)
Effective Date means the date on which the Bank has notified the Borrower that it has received all of the documents and evidence set out in Schedule 1 Conditions Precedent of this Second Amendment Agreement in form and substance satisfactory to the Bank.

(c)
As from the Effective Date all references in the Facility Agreement to "this Agreement" or to clauses, sub-clauses or paragraphs of the Facility Agreement shall be read and construed as references, respectively, to the Facility Agreement and to such clauses, sub-clauses and paragraphs as are amended by the terms of this Second Amendment Agreement. The words "hereof" and "hereunder" where used in the Facility Agreement shall be construed as referring to the Facility Agreement as amended by the terms of this Second Amendment Agreement.

(d)	Subject only to the modifications in this Second Amendment Agreement, all other terms and conditions of the Facility Agreement remain in full force and effect.

(e)	This Second Amendment Agreement is a Finance Document.

2.	AMENDMENT

The Parties agree to amend the Facility Agreement, subject to the terms of this Second Amendment Agreement as of the Effective Date as follows:

(a)	The following Definitions shall be added to Clause 1. Definitions of the Facility Agreement:
Swiss Guidelines means all relevant guidelines or explanatory notes issued by the Swiss Federal Tax Administration as amended, replaced or issued from time to time, including the established practice of the Swiss Federal Tax Administration and any court decision relating thereto.

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Exhibit 10.35

Swiss Qualifying Bank means:

a.	a bank or other financial institution acting on its own account which is recognised as a bank by the banking laws in force in its jurisdiction of incorporation; or

b.	a branch of a bank or other financial institution which is recognised as a bank by the banking laws in force in the jurisdiction where such branch is situated, which, in each case, exercises as its main purpose a true banking activity, having bank personnel, premises, communication devices of its own and authority of decision making, all in accordance with the meaning of the Swiss Guidelines.
Swiss Twenty Non-Bank Rule means the rule that the aggregate number of creditors (including the Bank but excluding, as per article 14a of the Swiss Withholding Tax Ordinance, members of the Group), other than Swiss Qualifying Banks, of the Borrower under all outstanding borrowings (including under the Finance Documents), made or deemed to be made by the Borrower must not at any time exceed 20, all in accordance with the Swiss Guidelines.
Swiss Withholding Tax means any taxes imposed under the Swiss Withholding Tax Act.
Swiss Withholding Tax Act means the Swiss Federal Act on the Withholding Tax of 13 October 1965 (Bundesgesetz über die Verrechnungssteuer), together with the related ordinances, regulations and guidelines, all as amended and applicable from time to time.
Swiss Withholding Tax Ordinance means the Swiss Federal Ordinance on the Withholding Tax of 19 December 1966 (Verordnung über die Verrechnungssteuer), as amended and applicable from time to time.

(b)	The following Definition in Clause 1. Definitions of the Facility Agreement is amended and reads as follows:
Extended Final Maturity Date means 28 February 2020 or such other later date as agreed between the Bank and the Borrower in writing.

(c)	Clause 4.6. Conditions Subsequent and Schedule 2 Conditions Subsequent in the Facility Agreement are deleted.

(d)	The following shall be added to Clause 5. Interest and Fees of the Facility Agreement:
5.7 Minimum interest
(1)    By entering into this Agreement, the Parties have assumed that the interest payable at the rates specified in this Agreement is not and will not be subject to any tax deduction on account of Swiss Withholding Tax. Nevertheless, if a tax deduction is required by law to be made by the Borrower on account of Swiss Withholding Tax in respect of any interest payable by it under a Loan and should it be unlawful for the Borrower to comply with Clause 17.3. Gross up for any reason (where this would otherwise be required by the terms of such Clause), and if the gross-up is effectively not paid:

a.
the applicable interest rate in relation to that interest payment shall be (A) the interest rate which would have applied to that interest payment as provided for otherwise in this Clause 5. Interest and Fees in the absence of this Clause (1), divided by (B) 1 minus the rate at which the relevant tax deduction is required to be made (where the rate at which the relevant tax deduction is required to be made is for this purpose expressed as a fraction of 1);

b.
(A) the Borrower shall be obliged to pay the relevant interest at the adjusted rate in accordance with this Clause 5. Interest and Fees, and (B) the Borrower shall make the tax deduction (within the time allowed and in the minimum amount required by law) on the interest so recalculated; and

c.	all references to a rate of interest under such Loan shall be construed accordingly.
(2)    To the extent that interest payable by the Borrower under this Agreement becomes subject to Swiss Withholding Tax, the Bank and the Borrower shall promptly cooperate in completing any procedural formalities (including submitting forms and documents required by the appropriate tax authority) to the extent possible and necessary (i) for the Borrower to obtain authorisation to make interest payments without them being subject to Swiss Withholding Tax or to reduce the applicable withholding tax rate and (ii) to ensure that any person which is entitled to a full or partial refund under any applicable double taxation treaty is so refunded.

(e)	The following shall be added to Clause 10. General Covenants of the Facility Agreement:

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10.11 Compliance with Swiss Twenty Non-Bank Rule
The Borrower shall at all times during the term of this Agreement and for so long as any amount is outstanding under the Finance Documents be in compliance with the Swiss Twenty Non-Bank Rule.

(f)	The following shall be added to Clause 11. Representations of the Facility Agreement:
11.10 Compliance with Swiss Twenty Non-Bank Rule
The Borrower is in compliance with the Swiss Twenty Non-Bank Rule.

3.	NO DEFAULT
The Borrower hereby confirms that no Event of Default has occurred and is continuing or would result from the amendment set out in this Second Amendment Agreement on the date of this Second Amendment Agreement and on the Effective Date, and in each case by reference to the facts and circumstances then existing.

4.	CONTINUING ENFORCEABILITY

The Borrower and the Parent Guarantor hereby confirm that the Finance Documents shall continue and remain in full force and effect, notwithstanding any amendment, novation, supplement, extension, restatement, increase or replacement of the Facility Agreement as set out in this Second Amendment Agreement.

5.	REPRESENTATIONS
The Borrower makes the representations and warranties as set out in this Clause on the date of this Second Amendment Agreement and on the Effective Date, and in each case by reference to the facts and circumstances then existing:

5.1    STATUS
It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation. It has the power to own its assets and carry on its business as it is being conducted.

5.2    BINDING OBLIGATIONS
Subject to applicable insolvency and other laws generally affecting the rights or remedies of creditors the obligations expressed to be assumed by it in each Finance Document to which it is a party are legal, valid, binding and enforceable obligations.

5.3    NON-CONFLICT WITH OTHER OBLIGATIONS
The entry into and performance by it of, and the transaction contemplated by, the Finance Documents to which it is a party do not and will not conflict in any material respect with (i) any law or regulation applicable to it, (ii) any constitutional documents or (iii) any agreement or instrument binding upon it or any member of the Group or any of its or any member of the Group’s assets.

5.4    POWER AND AUTHORITY
It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents to which it is a party.

5.5    VALIDITY AND ADMISSIBILITY IN EVIDENCE
All Authorisations required (i) to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party, and (ii) to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation, have been obtained or effected and are in full force and effect.

5.6    GOVERNING LAW AND ENFORCEMENT
The choice of governing law of the Finance Documents to which it is a party will be recognised and enforced in its jurisdiction of incorporation. Any judgment obtained in relation to a Finance Document to which it is a party in the jurisdiction

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of the governing law of that Finance Document to which it is a party will be recognised and enforced in its jurisdiction of incorporation.

5.7    NO DEFAULT
No Event of Default is continuing or is reasonably likely to result from the utilisation of the Facility or the entry into, the performance of, or any transaction contemplated by, any Finance Document to which it is a party.

5.8    NO MISLEADING INFORMATION
All the information supplied to the Bank were and continue to be true and accurate in any material respect; in particular, the financial statements furnished to the Bank fairly and completely reflect the financial status of the Borrower as on the date of and for the period to which they refer and are not affected by any material change since the date these accounts were drawn up.

5.9    NO LITIGATION
No litigation, attachment, arbitration, administrative procedure, which has or might have an adverse effect on its financial condition or its ability to perform its obligations under the Finance Documents to which it is a party, or a reorganization or bankruptcy procedure, is pending or resolved save for those disclosed upon the signing of this Second Amendment Agreement.

6.	GOVERNING LAW AND JURISDICTION

(a)	This Second Amendment Agreement and any non-contractual obligations arising out of or in connection with it are governed by the laws of Germany.

(b)
The courts of Frankfurt am Main in Germany, in first instance, have jurisdiction to settle any dispute in connection with this Second Amendment Agreement. This submission shall not limit the rights of the Bank to take proceedings in any other court which may exercise jurisdiction over the Borrower or any of its assets.

(c)	The nomination of domicile referred to in paragraph (b) does not affect any other method of service allowed by law.

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Schedule 1
CONDITIONS PRECEDENT
TO BE DELIVERED BEFORE 28 FEBRUARY 2019

(1)	Duly signed copy of the Second Amendment Agreement and the new Parent Guarantee in form and substance acceptable to the Bank.

(2)	All information that the Bank needs to fulfil its know your customer requirements and comply with applicable anti money-laundering legislation.

(3)	Legal opinions: (i) external legal opinion on the executed Parent Guarantee (to be arranged by the Bank); and (ii) capacity opinion done by ING legal in Switzerland.

(4)
A copy of the resolution of the board of directors of the Borrower and the Parent Guarantor approving the execution of the First and Second Amendment Agreement and the new Parent Guarantee (as applicable) and the transactions contemplated therein.

(5)	A copy of the updated resolution/letter of the shareholder(s) of the Borrower approving the amendment and the execution of the First and Second Amendment Agreement.

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Exhibit 10.35

SIGNATORIES

XYLEM EUROPE GMBH

_/s/ Tomas Brannemo______

By: Tomas Brannemo

Title: President Xylem Europe GmbH

XYLEM INC.

__/s/ Samir Patel_________

By: Samir Patel

Title: Vice Pesident & Treasurer

ING BANK, a branch of ING-DiBa AG

__/s/ Nikola Kopp                 __/s/ Ingo Steen

By: Nikola Kopp                        By: Ingo Steen

Title: Director                        Title: VP

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